UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 10, 2018

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2018, Visualant, Incorporated, a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 500 Union Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and RAAI Lighting, Inc., a Delaware corporation (“RAAI”). Pursuant to the Merger Agreement, the Company has agreed to acquire all the outstanding shares of RAAI’s capital stock through a merger (the “Merger”) of Merger Sub with and into RAAI, with RAAI surviving the Merger as a wholly owned subsidiary of the Company. The Merger and the Merger Agreement were approved by (a) the sole director and stockholder of RAAI and (b) the Board of Directors of the Company (the “Board”) (acting on behalf of the Company directly and on behalf of the Company as the sole stockholder of Merger Sub).

Under the terms of the Merger Agreement, each share of RAAI common stock issued and outstanding immediately before the Merger (1,000 shares) will be cancelled and converted into the right to receive 2,000 shares of the Company’s common stock. As a result, the Company will issue 2,000,000 shares of its common stock to Phillip A. Bosua, formerly the sole stockholder of RAAI. The consideration for the Merger was determined through arms-length bargaining by the Company and RAAI. The shares issued to Mr. Bosua represent approximately 27.7% of the Company’s issued and outstanding common stock after the Merger. The shares issued to Mr. Bosua represent approximately 9.0% of the Company’s fully diluted common stock after the Merger. The Merger was structured to qualify as a tax-free reorganization for U.S. federal income tax purposes. The Company received intellectual property, copy rights and trademarks related to RAAI. The Company did not acquire a business, customer list or employees.

The foregoing description of the Merger and the Merger Agreement and the Certificate of Merger are qualified in their entirety by reference to the Merger Agreement and Certificate of Merger, which is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

As indicated under Item 2.01 above, as a result of the Merger, the Company has agreed to issue 2,000,000 shares of its common stock to Phillip A. Bosua, formerly the sole stockholder of RAAI. No registration rights were granted with respect to the shares issued in the Merger. These securities were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon applicable exemptions from registration under Section 4(a)(2) of the Act and/or Rule 506 of SEC Regulation D under the Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director. On April 10, 2018, the Board increased the size of the Board from three to four members and Phillip A. Bosua was appointed as a member of the Board. Mr. Bosua’s term of office expire at the next annual meeting of the Company’s stockholders. Because Mr. Bosua is an employee of the Company, he will not be compensated separately for his service on the Board.

Appointment of Officers. On April 10, 2018, the Company appointed Mr. Bosua as Chief Executive Officer of the Company, replacing Ronald P. Erickson, who remains Chairman of the Company. Mr. Erickson has been a director and officer of Visualant since April 2003. He was appointed as our CEO and President in November 2009 and as Chairman of the Board in February 2015. Previously, Mr. Erickson was our President and Chief Executive Officer from September 2003 through August 2004, and was Chairman of the Board from August 2004 until May 2011.

Philip Bosua was appointed the Company’s CEO on April 10, 2018.  Previously, Mr. Bosua served as the Company’s Chief Product Officer since August 2017 and the Company entered into a Consulting Agreement on July 7, 2017. From September 2012 to February 2015, he was the founder and Chief Executive Officer of LIFX Inc. (where he developed and marketed an innovative “smart” light bulb) and from August 2015 until February 2016 was Vice President Consumer Products at Soraa (which markets specialty LED light bulbs). From February 2016 to July 2017, Mr. Bosua was the founder and CEO of RAAI, Inc. (where he continued the development of his smart lighting technology).  From May 2008 to February 2013 he was the Founder and CEO of LimeMouse Apps, a leading developer of applications for the Apple App Store.

On April 10, 2018, the Company entered into an Employment Agreement with Mr. Bosua reflecting his appointment as Chief Executive Officer. The Employment Agreement is for an initial term of 12 months (subject to earlier termination) and will be automatically extended for additional 12-month terms unless either party notifies the other party of its intention to terminate the Employment Agreement. Mr. Bosua will be paid a base salary of $225,000 per year and may be entitled to bonuses and equity awards at the discretion of the Board or a committee of the Board. The Employment Agreement provides for severance pay equal to 12 months of base salary if Mr. Bosua is terminated without “cause” or voluntarily terminates his employment for “good reason.”

The Amended Employment Agreement for Ronald P. Erickson and the Employment Agreement for Philip Bosua will be attached as exhibits to the Company’s Form 10-Q for the three months ended June 30, 2018.

Amendment of Equity Incentive Plan. On April 10, 2018, the Board approved an amendment to its 2011 Stock Incentive Plan (the “Incentive Plan”) increasing the number of shares of common stock reserved under the Incentive Plan from 93,333 to 1,200,000.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of April 10, 2018, by and among Visualant, Incorporated, 500 Union Corporation, and RAAI Lighting, Inc. (filed herewith)

10.2	Certificate of Merger, dated as of April 10, 2018, by 500 Union Corporation (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, Chairman

April 16, 2018